                                                             EXHIBIT 10.20

                               PROMISSORY NOTE
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$1,493,000                                                        April 15, 1999
                                                           Cupertino, California

     FOR VALUE RECEIVED, the undersigned, Paul Bartlett ("Borrower"), promises to pay to Hall, Kinion & Associates, Inc. (the "Company"), at its principal offices at 19925 Stevens Creek Blvd., Suite 180, Cupertino, California 95014, the principal sum of $1,493,000, together with interest from the date of this Note on the unpaid principal balance upon the terms and conditions specified below.

     1.  Principal and Interest.  The principal balance of this Note together
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with interest accrued and unpaid to date shall be due and payable three (3)
years from the date of this Note. The parties mutually agree that they may extend the tern, of the Note at a later point in time.

     2.  Rate of Interest.   Interest shall accrue under the Note on any unpaid
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principal balance at the rate of the Company's cost of borrowing plus 1/18% per annum, compounded monthly.

     3.  Prepayment.  Prepayment of principal and interest may be made at any
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time without penalty.

     4.  Events of Acceleration.  The entire unpaid principal sum and unpaid
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interest of this Note shall become immediately due and payable upon one or more of the following events:

         A. the failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than thirty (30) days; or

         B. the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety
(90) days or more; or

         C. the failure of the Borrower to execute a deed of trust (attached as Exhibit A and known as Deed of Trust") on his principal residence in California within five (5) days of a request from the Company; or

         D. the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise of the property covered by any such Deed of Trust, or any portion thereof or interest therein without the prior written consent of the Company; or

         E. the occurrence of a material event of default under any such Deed of Trust securing this Note or any obligation secured thereby; or

         F. the failure of the Borrower to execute all documents necessary to establish two brokerage accounts in the name of the Company with an aggregate value of $____________ (collectively. "Brokerage Accounts") and to perfect the Company's security interest in such Brokerage Accounts; or

         G. the occurrence of a material event of default under any such document executed to establish the Brokerage Accounts and to perfect the Company's security interest in such Brokerage Accounts.

     5.  Security.  Borrower agrees to execute a Deed of Trust conveying to the
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Company a security interest in Borrower's principal residence described on
Exhibit A. Borrower agrees to execute documents to establish the Brokerage Accounts, and Borrower agrees to grant to the Company a security interest in such Brokerage Accounts. Borrower shall also execute any document necessary to perfect the Company's security interest in these Brokerage Accounts. All documents related to the establishment of the Brokerage Accounts and the perfection of the Company's security interest in such Brokerage Accounts shall be called Brokerage Account Documents, attached as Exhibit B. Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Deed of. Trust and Brokerage Accounts, may be applied to the satisfaction of the Borrower's obligations hereunder.

     6.  Collection.  If action is instituted to collect this Note, the Borrower
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promises to pay all reasonable costs and expenses (including reasonable attorney fees) incurred in connection with such action.

     7.  Waiver.  No previous waiver and no failure or delay by the Company or
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Borrower in acting with respect to the terms of this Note, the Deed of Trust or the Brokerage Account Documents shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the Brokerage Account Documents, or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust, or the Brokerage Account Documents or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

     Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

     8.  Conflicting Agreements.  In the event of any inconsistencies between
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the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     9.  Governing Law.  This Note shall be construed in accordance with the
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laws of the State of California.


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                                    Signature of Borrower--Paul Bartlett

                                    Address:

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

                                  EXHIBIT A

                                DEED OF TRUST
                                -------------

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

                         ADDENDUM A TO DEED OF TRUST

     The following are additional terms and provisions of the Deed of Trust to which this Addendum is attached:

     In the event the property described in this Deed of Trust or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder thereof and without demand or notice, shall immediately become due and payable.

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